NATIONAL-OILWELL, INC. FORM 10-K FILED MARCH 6, 2003

                                                                    EXHIBIT 99.1


I, Merrill A. Miller, Jr., Chairman, President and Chief Executive Officer of National-Oilwell, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Annual Report on Form 10-K for the year ended December 31, 2002 (the "Periodic Report') which this statement accompanies fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and

(2) information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of National-Oilwell, Inc.

Dated: March 6, 2003

                       /s/ Merrill A. Miller, Jr.
                       -----------------------------------------------
                       Merrill A. Miller, Jr.
                       Chairman, President and Chief Executive Officer